EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Consultants' Stock Plan of Geo Petroleum, Inc. of our report dated March 28, 1997 with respect to the financial statements of Geo Petroleum, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP



Los Angeles, California
March 20, 1998